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                                                         EXHIBIT 99.3


                        UAL CORPORATION CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
           [___]% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)") (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED
         TO THE EXTENT SET FORTH IN THE PROSPECTUS BY UAL CORPORATION)

                 FOR ANY AND ALL OUTSTANDING DEPOSITARY SHARES
          (CUSIP 902549 70 8), EACH REPRESENTING 1/1,000 OF A SHARE OF
                            SERIES B PREFERRED STOCK

                                       OF

                                UAL CORPORATION


                       THE OFFER AND WITHDRAWAL RIGHTS
                         WILL EXPIRE AT 12 MIDNIGHT,
                           NEW YORK CITY TIME, ON
                             DECEMBER ___, 1996,
                        UNLESS THE OFFER IS EXTENDED

To Brokers, Dealers, Commercial
Banks, Trust Companies and Other Nominees:

     We have been appointed by UAL Corporation, a Delaware corporation ("UAL"), and UAL Corporation Capital Trust I, a Delaware statutory business trust (the "Trust"), to act as Dealer Managers in connection with the offer by the Trust to exchange, upon the terms and subject to the conditions set forth in the Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Offer"), its [___]% Trust Originated Preferred Securities(SM) ("TOPrS(SM)") (the "Preferred Securities") for any and all Depositary Shares (the "Depositary Shares"), each representing 1/1,000 of a share of Series B Preferred Stock of UAL, not owned by UAL that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, UAL will deposit in the Trust as trust assets its [_____]% Junior Subordinated Debentures due 2026 as set forth in the Prospectus referred to below.

     Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer.

     The Trust will accept for exchange all Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer described in the Prospectus dated November [__], 1996 (the "Prospectus").

     For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

      1.   Prospectus;



      2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

_______________
(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

      3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus), or the book-entry transfer of the Depositary Shares cannot be completed by the Expiration Date;

      4. A form of letter that may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

      5. A letter from the Chairman of UAL to holders of Depositary Shares that may be sent to your clients;

      6. A Question and Answers pamphlet that may be sent to your clients; and

      7. A return envelope addressed to The Bank of New York, the Exchange Agent.


          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.


     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER [___], 1996, UNLESS THE OFFER IS EXTENDED.

     NONE OF THE BOARD OF DIRECTORS OF UAL, UAL, THE TRUSTEES OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     UAL will pay a solicitation fee of $0.50 per Depositary Shares ($0.25 per Depositary Share with respect to solicitation of beneficial holders of 10,000 or more shares) for any Depositary Shares validly tendered and accepted for exchange and exchanged pursuant to the Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

     If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company or Philadelphia Depository Trust Company, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date in order to receive a solicitation fee. Such Notice of Solicited Tenders is attached hereto on page
4. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender



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of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of UAL, the Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.

     UAL will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. UAL will pay all stock transfer taxes applicable to the acceptance of Depositary Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                                     Very truly yours,

                                     MERRILL LYNCH & CO.
                                     SMITH BARNEY INC.






     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF UAL, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.




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


                          NOTICE OF SOLICITED TENDERS

     List below the number of Depositary Shares whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the Depositary Shares on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT."

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.

                    BENEFICIAL HOLDERS OF FEWER THAN 10,000 DEPOSITARY SHARES
                      TO BE COMPLETED BY             TO BE COMPLETED ONLY BY
                      SOLICITING DEALER              EXCHANGE AGENT
                      -----------------              --------------
                      NUMBER OF        VOI TICKET    NUMBER OF        FEE $0.50
BENEFICIAL OWNERS     SHARES TENDERED  NUMBER*       SHARES ACCEPTED  PER SHARE
-----------------     ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 1............     ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 2.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 3.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 4.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 5.............    ---------------  ----------    ---------------  ---------
    Total.........

                      BENEFICIAL HOLDERS OF 10,000 OR MORE DEPOSITARY SHARES
                      TO BE COMPLETED BY             TO BE COMPLETED ONLY BY
                      SOLICITING DEALER              EXCHANGE AGENT
                      -----------------              --------------
                      NUMBER OF        VOI TICKET    NUMBER OF        FEE $0.25
BENEFICIAL OWNERS     SHARES TENDERED  NUMBER*       SHARES ACCEPTED  PER SHARE
-----------------     ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 1.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 2.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 3.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 4.............    ---------------  ----------    ---------------  ---------
Beneficial Owner
No. 5.............    ---------------  ----------    ---------------  ---------
    Total.........

_____________
*Complete if Depositary Shares delivered by book-entry transfer. Please submit a separate VOI ticket for Depositary Shares tendered when the solicitation fee is to be directed to another Soliciting Dealer. At the time of tendering Depositary Shares in Book-Entry form, please indicate your request in the comments field.


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


     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus (unless the undersigned is not being compensated for such solicitation); (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by UAL or the Trust; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.


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Printed Firm Name                                 Address


------------------------------                    ----------------------------
Authorized Signature                              Attention



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Area Code and Telephone Number                    City, State, Zip Code




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